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                                                                  Exhibit 23

                       CONSENT of INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File Nos. 33-13210 and 33-40110) of the Philip Morris Incorporated Deferred Profit-Sharing Plan for Craft Employees of our report dated April 11, 1997, on our audits of the financial statements of the Philip Morris Incorporated Deferred Profit-Sharing Plan for Craft Employees as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, and the financial statement schedule as of December 31, 1996, which report is included in this annual report on Form 11-K.





                                                    COOPERS & LYBRAND L.L.P.




New York, New York
April 14, 1997